Calculation of Filing Fee Tables
S-8
Shell plc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, nominal value of EUR 0.07 per share	Other	59,000,000	$ 36.57	$ 2,157,630,000.00	0.0001381	$ 297,968.70
Total Offering Amounts:						$ 2,157,630,000.00		$ 297,968.70
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 297,968.70
Offering Note
[1]	Note to Security Class Title: (1) The Ordinary Shares being registered under this Registration Statement may be represented by the Registrant's American Depositary Shares ("ADSs"). Each ADS represents two Ordinary Shares. ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a registration statement on Form F-6 (File No. 333-262284), as amended by a registration statement on Form F-6 POS (File No. 333-262284). Note to Amount Registered: (2) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement shall also cover such indeterminate number of additional shares as may become issuable under the plan in connection with variations in share capital, demergers, special dividends or distributions or similar transactions. In addition, pursuant to Rule 416(c) of the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Note to Amount Registered: (3) The additional Shell plc's Ordinary Shares being registered hereby include: (a) 12,000,000 Ordinary Shares to be offered under the Global Employee Share Purchase Plan; (b) 10,000,000 Ordinary Shares to be offered under the Long Term Incentive Plan 2014; (c) 7,000,000 Ordinary Shares to be offered under the Shell Provident Fund; and (d) 30,000,000 Ordinary Shares to be offered under the Shell Share Plan 2023. Note to Proposed Maximum Offering Price Per Unit and Amount of Registration Fee: (4) Estimated pursuant to Rules 457(c) and (h) under the Securities Act solely for the purpose of computing the registration fee and based upon the average of the high and low prices of the Registrant's ADSs on December 8, 2025 as reported on the New York Stock Exchange. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A